EXHIBIT 99


                            AGREEMENT OF JOINT FILING


     Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to file with the Securities and Exchange Commission the Statement of Schedule 13G (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of them.

     This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement.


Date: June 14, 2000                     By: /s/ Jean-Marc Beaujolin
                                           -------------------------------------

                                        Name: Jean-Marc Beaujolin
                                             -----------------------------------

                                        Title: Chairman of the Board
                                             -----------------------------------




Date: June 14, 2000                     /s/ Jean-Marc Beaujolin
                                        ----------------------------------------
                                            Jean-Marc Beaujolin